Exhibit 10.1

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Binding Letter of Intent

Between:

Chino Valley Properties, LLC

(“Landlord”)

And:

C3C3 Group, LLC (“Tenant”)

And:

Broken Arrow Herbal Center, Inc.

(“Medical Marijuana License Holder”)

RE:        2144 N. Road 1 East

              Chino Valley, AZ 83462

WHEREAS, it is the intent of the parties to enter into this binding Letter of Intent (this “LOI”), which outlines the essential material terms for the execution of an Amendment to the existing Commercial Lease Agreement (the “Lease” or “Lease Agreement”), dated August 6, 2015, for the expansion in leased space from approximately 15,000 rentable square feet to 45,000 rentable square feet to Tenant at the Chino Valley Cultivation Facility located at 2144 N. Road 1 East, Chino Valley, Arizona 83462.

Facility and Building:	Exhibit A – Property Site and Description.

Premises:	Pursuant to this LOI and the Lease, Landlord shall lease to Tenant, and Tenant shall lease from Landlord, approximately 45,000 square feet of space at the Property, as identified on Exhibit B attached to this LOI, provided that Landlord may change the phasing, location, dimensions and configuration of the Premises so long as the Premises shall contain approximately 45,000 square feet of space at the Property.

Lease:	Subject to the terms of this LOI, including the contingencies described below, Landlord and Tenant shall execute and deliver Landlord’s form of Amendment to the existing Lease Agreement, consistent with the terms of this LOI, including, without limitation, the terms set forth on Exhibit C attached to this LOI, no later than the date that is ten (10) business days after Landlord delivers to Tenant Landlord’s form of Amendment to the Lease Agreement.

Tenant Improvements:	Subject to force majeure events, including events, conditions, and occurrences that are outside of Landlord’s reasonable control that prevent or delay Landlord from performing its obligations, including requirements of, and approval from, governmental authorities and acts of God (collectively, “Force Majeure Events”), Landlord shall use commercially reasonable efforts to construct certain tenant improvements in the Premises for Tenant’s use in accordance with the permitted use set forth below. Landlord shall prepare plans, drawings and specifications for Landlord’s construction of the tenant improvements for Tenant’s review and reasonable comments, provided that Tenant’s comments do not result in any delay in Landlord’s construction of the tenant improvements or increase in the costs of such construction. Any comments to Landlord’s plans, specifications and drawings shall be submitted to Landlord no later than five (5) business days after Tenant’s receipt of such plans, specifications and drawings. Landlord shall control all aspects of the design, preparation and construction of the tenant improvements.

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Budget	$2,000,000 total Landlord budget for developing the Premises and constructing the tenant improvements outlined in Exhibit B.

Rent:	Exhibit D – Rental Schedule, provided that in the event that Landlord’s total costs (including hard and soft costs, professional fees and costs, costs of permits, and all other related costs to be determined by Landlord) to develop the Premises and construct the tenant improvements exceeds Landlord’s budget, the annual and monthly rent amounts in the Rental Schedule shall increase to take into consideration such increase in Landlord’s total costs, in which event Landlord shall amend the Rental Schedule to reflect the increase in costs and the increase in annual and monthly rent payments under the Lease, which shall be binding on Tenant. In addition to the payment of annual and monthly rent, and additional rent pursuant to the Lease, Tenant shall also pay to Landlord all use taxes, sales taxes, transaction privilege taxes, excise taxes, and other similar taxes associated with the Lease and Landlord’s receipt of rent payments under the Lease. All payments to be made by Tenant to Landlord under the Lease shall be made in such form as is acceptable to Landlord, and Landlord shall not be obligated to accept any payments in cash.

Rent Commencement:	Tenant shall pay rent and additional rent to Landlord, in advance, on the first day of each month during the term of the Lease (without notice or demand, and without set off, abatement, or defense), commencing on the date that Landlord substantially completes construction of the tenant improvements, obtains a certificate of occupancy or certificate of completion, as applicable, and delivers possession of the Premises to Tenant.

Late Charge; Interest:	Any payment due under the Lease and not received by Landlord on its due date shall bear interest at the rate of 10% per annum, until paid in full, and a late charge equal to 8% of such delinquent payment shall be paid by Tenant without notice or demand.

Contingencies:	This LOI and the Amendment to the Lease Agreement shall be contingent upon: (a) Landlord obtaining financing for the development of the Premises and the construction of the tenant improvements in such amount and on such terms and provisions as are acceptable to Landlord in its sole and absolute discretion from a lender approved by Landlord in its sole discretion, and (b) Approval by the Town of Chino Valley of the Phased Protected Development Rights Plan (the “PPDRP”) submitted by the Landlord on behalf of the Tenant on January 25, 2016 and attached as Exhibit E. In the event that the contingencies have not been satisfied on or before the date that is ninety (90) days after the date that Landlord signs this LOI, this LOI shall terminate, and all of the Deposit (as that term is defined below), except for $100.00, shall be returned to Tenant.

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Tenant Use:	Tenant may use the Premises for Licensed Medical Marijuana Cultivation and Processing in strict accordance with the laws of the State of Arizona and applicable licensure requirements, including the ATO. Tenant may not use the Premises for any other purpose, including for any retail uses.

Authority to Operate:	Tenant and Guarantor(s) each represents and warrants to Landlord that Tenant has the ability to obtain an Authority to Operate (ATO) from the State of Arizona for the cultivation of Marijuana, and such ATO will be in full force and effect, and no violation will exist under applicable laws with regards to such ATO throughout the term of the operating facility under the Lease. Tenant and Guarantor(s) each agree that such ATO shall remain in full force and effect during the term of the Lease, including any extension thereof. Tenant and Medical Marijuana License Holder agree to provide Landlord with a copy of any reports filed with the State of Arizona in connection with the conduct of Tenant’s business activities and or a copy of the ATO Certificate, together with any correspondence or communications by or between Tenant, and or Medical Marijuana License Holder and or the State of Arizona with respect thereto, including any violations or alleged violations of applicable law or the ATO, promptly upon filing such reports or giving or receiving such correspondence or communications.

Guarantor(s):	Alan Abrams, a single man, his heirs, personal representatives, successors and assigns.

Lease Guarantee(s):	Simultaneously with Tenant’s execution of the Amendment to the Lease Agreement, Guarantors shall execute and deliver to Landlord a Lease Guarantee in Landlord’s form, pursuant to which Guarantors will, jointly and severally, unconditionally guarantee payment and performance of all obligations, duties, and liabilities of Tenant under this LOI and the Amendment to the Lease Agreement for the duration of that Lease Agreement. The Lease Guarantee shall constitute a guaranty of payment, not a guaranty of collection, and shall guaranty the performance of all of Tenant’s obligations and duties under this LOI and the Lease. Guarantor(s) agree, jointly and severally, as follows: (a) The obligations of Guarantors are separate and independent of the obligations of Tenant and of every other guarantor, and a separate action or actions may be brought and prosecuted under or pursuant to this LOI and or the Lease against any or all of the Guarantor(s) regardless of whether an action is brought against Tenant or any other guarantor; (b) Landlord may, without notice, and without affecting Guarantor’s liability, from time to time amend, modify, or restate this LOI and or the Lease; (c) each Guarantor unconditionally waives and agrees not to assert: (i) any right to require Landlord to proceed against Tenant, any other guarantor, or pursue any other right or remedy whatsoever; (ii) the benefits of the provisions of Arizona Revised Statutes Sections 12-1641 and 12-1642 et seq., and 44-141, 44-142 or 47-3605, and Rule 17(f) of the Arizona Rules of Civil Procedures, and any and all other laws, rules and statutes of similar import, and any other statutes or rules which might operate, contrary to Guarantor's agreements herein, to limit Guarantor's liability or enforcement thereof; (iii) any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation of, or unenforceability of, the liability of Tenant; (iv) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, notice of nonperformance, notice of extension, notice of dishonor, notice of maturity, notice of protest and/or default; (v) recourse to any guaranty or suretyship defenses; (vi) notice of acceptance; and (vii) any defenses based on breach or alleged breach of any duty of Landlord to mitigate damages; and (d) until all duties and obligations of Tenant have been satisfied and performed, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Guarantor now has or may hereafter have against Tenant or any other guarantor.

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Licensed Marijuana Project
Compliance Agreement:	Tenant acknowledges and agrees that attached to Landlord’s form of Lease will be Landlord’s form of Licensed Marijuana Project Compliance Agreement, which will form part of the Lease and Tenant’s obligations under the Lease, with which Tenant hereby agrees to comply.

Attorney’s Fees and Costs:	Tenant and Guarantor(s) agree, jointly and severally, to pay all costs and expenses of Landlord, including reasonable attorneys’ fees and court costs, in connection with any action by Landlord to enforce this LOI, the Lease, and/or any Lease Guarantee.

No Brokers:	Landlord and Tenant represent and warrant to each other that neither Landlord, nor Tenant, have been, or will be, represented by any broker in connection with this LOI or the Lease, and no broker commission or finder’s fee shall be payable as a result of the Lease.

Assignment:	Landlord may freely assign, sell, convey, encumber, transfer, and or pledge the Lease and or any of Landlord’s interests therein.

Tenant may not assign, sell, convey, encumber, transfer, or pledge the Lease or any of Tenant’s interests therein, and Tenant may not sublet or license any portion of the Premises, without the prior written consent and approval of Landlord. Tenant may not change, amend, modify, issue, sell, transfer, convey, encumber, or pledge (or permit to be changed, amended, modified, issued, sold, transferred, conveyed, encumbered, or pledged) any ownership, management, or voting right or interest in Tenant, by operation of law or otherwise, without the prior written consent and approval of Landlord.

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Improvements:	Tenant may not make any improvements, alterations, additions, or modifications to the Premises without the prior written consent and approval of Landlord.

Subordination:	The Lease and Tenant’s rights under the Lease shall be subject and subordinate to any and all liens, mortgages or deeds of trust placed on the Premises by Landlord, now or in the future, unless the holder of such lien, mortgage or deed of trust elects to make the Lease senior to such lien, mortgage or deed of trust.

Insurance:	During the term of the Lease, Tenant shall carry and maintain: (a) fire, casualty and extended coverage insurance on Tenant’s fixtures, improvements and other property for not less than the full replacement value, together with business interruption coverage, as Landlord may reasonably require; (b) commercial liability insurance insuring Tenant against any liability arising out of the Lease, use, occupancy or maintenance of the Premises and the business operated by Tenant, including that from personal injury or property damage in or about the Premises or as a result of the conduct of Tenant’s business activities, insuring Landlord, and any designated mortgagee of Landlord, and Tenant, and naming Landlord and any designated mortgagee of Landlord as an additional insured therein, Such insurance shall be in the minimum amounts of not less than $3,000,000 per occurrence against liability for bodily injury including death and personal injury for any single occurrence and not less than $3,000,000 per occurrence for property damage, and combined single limit insurance insuring for bodily injury, death and property damage in an amount of not less than $3,000,000. The policy shall insure the hazards of the Premises and Tenant’s operations therein, shall include independent contractor and contractual liability coverage (covering the indemnities contained in the Lease) and shall name Landlord, Landlords managing agent and the Landlord’s mortgagee as an additional insured, and contain a cross-liability provision, and contain a provision that the insurance provided hereunder shall be primary and non-contributing with any other insurance available to Landlord; (c) Workers’ compensation insurance for the benefit of all employees entering upon the Premises as a result of or in connection with the employment by Tenant; and (d) such other and additional forms of insurance as may be required by Landlord to cover future risks against which Landlord or Tenant would protect themselves. All policies shall be written in a form satisfactory to Landlord and shall be written by insurance companies licensed with a Best’s rating and Financial Size Category Rating of “A++” and authorized to do business in the state in which the Building is situated. Tenant shall furnish to Landlord, prior to Tenant’s entry into the Premises and thereafter within thirty (30) days prior to the expiration of each such policy (or renewal thereof), a certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant hereto, together with a copy of the policy declaration page(s), certifying that such policy(ies) has been issued, provides coverage required by this LOI and the Lease (including name of additional insured entities) and a statement that no deductible or self-insurance retention applies to such policy and upon request by Landlord, a copy of each such policy of insurance. The Lease shall contain Landlord’s form of waiver of subrogation, and additional terms, provisions, waivers, and agreements on the part of Tenant with respect to insurance and insurance related matters, but such the additional terms shall not contradict the terms of this LOI in any material respect.

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Indemnity:	Tenant and Guarantors (jointly and severally) shall defend (with legal counsel acceptable to Landlord), indemnify, protect, reimburse, and hold harmless the Building, Landlord, and Landlord’s officers, directors, lenders, employees, contractors, representatives, agents, successors and assigns, for, from and against any and all claims, losses, damages, demands, fines, penalties, liens, actions, suits, obligations, liabilities, judgments, costs and expenses, including reasonable attorneys’ fees and court costs, arising from, relating to, associated with, in connection with, or resulting in any way from: (a) Tenant’s use or occupancy of the Premises, (b) the conduct of Tenant’s business activities, including, without limitation, business activities conducted on or at the Premises, (c) any act or omission of Tenant or any of Tenant’s employees, agents, contractors, representatives, invitees, customers, guests, and (d) any breach or default by Tenant under or pursuant to the Lease, including any violation of applicable laws. This indemnity shall survive any termination or expiration of this LOI or the Lease.

Defaults; Remedies:	If Tenant breaches or defaults under this LOI or the Lease, or fails to perform any of Tenant’s duties or obligations thereunder, or files for bankruptcy protection or is adjudged bankrupt, or seeks protection from creditors, Landlord may exercise any right and enforce any remedy available to Landlord in contract, at law or in equity, including, without limitation, the right to terminate this LOI and the Lease, the right to terminate Tenant’s right of possession of the Premises without terminating the Lease, the right to lock Tenant out of the Premises in accordance with applicable laws, the right to sue Tenant and Guarantors for losses and damages (including reimbursement of all costs, expenses, fees and charges incurred or paid by Landlord in connection with this LOI, the Lease, the development of the Premises, the construction of the tenant improvements, any financing pursued or secured by Landlord in connection therewith, and all other costs and expenses relating thereto, together with interest thereon at the rate of 10% per annum from the date of demand for payment from Landlord until paid in full, including reasonable attorneys’ fees), the right to sue for specific performance, the right to an injunction, the right to apply any deposit held by Landlord, the right to perform (or attempt to perform) Tenant’s unperformed obligations, in which event Tenant shall immediately, upon receipt of Landlord’s request for payment, reimburse Landlord for all costs and expenses incurred by Landlord in performing or attempting to perform Tenant’s unperformed obligations, and Tenant shall also pay to Landlord an amount equal to all damages and losses incurred or suffered by Landlord as a result of Tenant’s breach or default, including reasonable attorneys’ fees, all without limiting or impairing or waiving any of Landlord’s other rights and remedies. All of Landlord’s rights and remedies shall be cumulative. The Lease shall contain additional provisions regarding Tenant’s breaches and defaults and Landlord’s additional rights and remedies.

Compliance with Laws:	In connection with this LOI, the Lease, the Premises, and the conduct of Tenant’s business activities, Tenant shall comply in all respects with all applicable federal, state and local laws, statutes, rules, regulations, ordinances, requirements, decrees, and orders (including, without limitation, laws regulating the environment and hazardous substances and materials), except that so long as Tenant strictly complies with applicable laws of the State of Arizona, Tenant shall not be required pursuant to the Lease to comply with federal law that bans the cultivation of medical marijuana.

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

No Hazardous Materials:	Tenant may not use, generate, store, dispose of, release, or bring onto the Premises (or permit to be used, generated, stored, disposed of, released, or brought onto the Premises) any hazardous, flammable or dangerous substances or materials, or any regulated substances or materials (except for marijuana in strict compliance with the laws of the State of Arizona), without the prior written consent and approval of Landlord.

Security Deposit:	Upon Tenant’s execution of the Amendment to the Lease Agreement and delivery of the same to Landlord, Tenant shall increase its Security Deposit equal to the increased rate of one (1) month’s rental payment. The security deposit shall be governed, applied, held, replenished, and returned to Tenant in accordance with the terms of the Lease, provided that in no event shall Tenant be entitled to receive any interest on the security deposit or prepaid amounts, and Landlord may comingle such security deposit and prepaid amounts with Landlord’s general funds.

Utilities:	All utilities and utilities services for the Premises shall be placed and held in Tenant’s name and paid for by Tenant.

Entry:	Landlord may enter the Premises at any time, subject to applicable law, to inspect the Premises, to verify Tenant’s compliance with the Lease, to perform any of Landlord’s obligations, and to show the Premises.

Maintenance and Repair:	Tenant shall maintain, repair and replace all of Tenant’s equipment, personal property, inventory, trade fixtures, and improvements in good, safe condition and repair and in accordance with all applicable laws. Tenant shall regularly inspect, maintain, repair and replace, including making capital improvements and capital repairs, the Premises and all aspects, systems, parts, and components of the Premises in good, safe working order condition and repair and in accordance with all applicable laws. Except in case of an emergency (in which event Tenant shall immediately notify Landlord in writing of such emergency), Tenant shall notify Landlord in writing at least 30 days prior to Tenant undertaking any repair or replacement costing in excess of $5,000.00 per occurrence, and shall provide Landlord with a reasonably detailed description of the repair or replacement to be undertaken by Tenant and the names of Tenant’s contractors (who must be approved in writing in advance by Landlord), and any other information regarding such repair or replacement as Landlord may request. Landlord may require Tenant to post a payment and performance bond for any improvements to be made by Tenant and for any repairs or replacements to be made by Tenant.

No Liens:	Tenant shall at all times keep and maintain the Premises free and clear of any and all liens (including consensual liens), and all mechanics’ and materialmens’ liens and notices and claims of liens arising from or relating to any work, repairs or replacements made or to be made by Tenant.

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Damage and Destruction:	Except in the event such damage or destruction is caused by Tenant or by Tenant’s employees, agents, contractors, representatives, invitees, customers, guests (in which event Tenant shall be responsible for repairing and restoring the Premises), and subject to Force Majeure Events, Landlord shall use commercially reasonable efforts to repair and restore the Premises in the event of damage or destruction to the Premises following Landlord’s receipt of Landlord’s insurance proceeds relating thereto, and only to the extent of such insurance proceeds paid to Landlord, less Landlord’s costs in obtaining such insurance proceeds (unless such costs are otherwise reimbursed to Landlord). In no event shall rent or additional rent abate under the Lease as a result of damage or destruction to the Premises. In no event shall Landlord repair or restore any of Tenant’s equipment, personal property, inventory, trade fixtures, or improvements. Tenant shall pay to Landlord, as additional rent, Tenant’s pro-rata share of all insurance premiums and costs incurred or paid by Landlord to provide and maintain casualty and liability insurance for the Building and surrounding areas, including any deductible amount to be paid by Landlord under such policies. Landlord may terminate the Lease if the Premises or the Building are damaged in any material respect during the last 18 months of the term of the Lease. Tenant waives all rights and benefits under or pursuant to Arizona Revised Statutes Section 33-343 and other similar rights and statutes. All other provisions regarding damage and destruction to the Premises shall be governed by the terms of the Lease.

Parking:	Tenant may use a pro-rata share of the onsite parking spaces available for the Building, as designated by Landlord, on a non-exclusive and unreserved basis, and in accordance with such parking rules and regulations promulgated by Landlord from time to time.

Estoppel:	Upon request by Landlord from time to time, Tenant shall execute an estoppel in Landlord’s form of estoppel certifying to certain aspects pertaining to Tenant, the Lease, the Premises and other matters reasonably requested by Landlord.

Limitation on Liability:	Landlord’s liability under the Lease shall be limited to Landlord’s interest in the Building and the rents and profits therefrom, and Tenant shall look solely to Landlord’s interest in the Building for satisfaction of any liability of Landlord in respect to the Lease.

Surrender:	Upon termination or expiration of the Lease, Tenant shall remove all of Tenant’s equipment, personal property, trade fixtures, and inventory from the Premises and to repair any damage caused by such removal, and to surrender the Premises to Landlord in good, safe working order condition and repair, and in accordance with the other terms of the Lease. Landlord shall have the right to require Tenant to remove any and all of Tenant’s improvements from the Premises and to repair any damage caused by such removal.

Tenant’s Cost:	All of Tenant’s duties and obligations under this LOI and the Lease shall be performed and satisfied by Tenant at Tenant’s sole cost and expense.

Damages:	In no event shall Landlord be liable to Tenant (or be subject to any claim from Tenant) for any damage or destruction to any of Tenant’s equipment, personal property, inventory, trade fixtures, or improvements, and Tenant agrees to provide adequate insurance coverage for all such matters, items, risks and losses.

In no event shall Landlord be liable to Tenant or any person claiming through or under Tenant for any consequential, exemplary or punitive damages under or pursuant to the Lease.

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“AS IS”	Subject to Landlord’s obligation to construct the tenant improvements under the scope of construction agreed to by the Tenant and Landlord as part of the Amendment to the Lease Agreement, Landlord shall be leasing the Premises to Tenant, and Tenant shall accept the Premises, in “AS IS” condition, with all faults and defects, and without any representation or warranty, express or implied, on the part of Landlord or any of Landlord’s agents.

Time is of Essence:	Time is of the essence for the performance of Tenant’s duties and obligations under this LOI and the Lease. There shall be no waiver by Landlord of any of its rights and remedies, unless agreed to in writing by Landlord.

Governing Law:	This LOI and the Lease shall be governed by the laws of the State of Arizona (without regard to conflict of laws).

Venue and Jurisdiction:	Venue and exclusive jurisdiction for any action arising out of this LOI and the Lease shall be in Superior Court, Maricopa County, Arizona, and Tenant and Guarantor(s) hereby waive any and all defenses relating to such jurisdiction and venue.

Counterparts:	This LOI may be executed in any number of counterparts, and all such counterparts shall constitute a single document.

Landlord’s Approval:	Whenever and wherever in this LOI or in the Lease that the approval or consent of Landlord is required to be obtained, Landlord’s approval or consent may be given, withheld, or conditioned in Landlord’s sole and absolute discretion.

Drafter:	Tenant agrees that no provision contained in this LOI or the Lease shall be constructed against the drafter of this LOI or the Lease.

Binding LOI:	This LOI constitutes a binding and valid agreement on the part of Landlord and Tenant. Landlord and Tenant each agree to execute and deliver Landlord’s form of the Lease, consistent with the terms of this LOI, no later than the date that is ten (10) business days after Landlord delivers to Tenant Landlord’s form of Lease, subject to the terms of this LOI, including the contingencies. Tenant and Guarantor(s) acknowledge and agree that Landlord’s form of Lease and Landlord’s form of Lease Guarantee shall contain additional terms, agreements, covenants, provisions, waivers, representations, warranties, and obligations of Tenant and Guarantor(s) in addition to those contained in this LOI, but the additional terms shall not contradict the terms of this LOI in any material respect.

Expiration:	If this LOI is not executed by Tenant and Guarantor(s) and delivered to Landlord, together with the Deposit, on or before 5:00 PM, Arizona Time, on Friday, February 5, 2016, then this LOI shall terminate and expire and be of no further force or effect.

[Space Intentionally Left Blank. Signatures on the Following Page.]

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS LOI.

TENANT:

C3C3 Group, LLC , an Arizona limited liability company

By:	/s/ Alan B. Abrams
Name:	Alan B. Abrams
Its:	Manager

Date: 2/2/2016               , 2016

GUARANTOR:

/s/ Alan Abrams
Alan Abrams, a single man

MEDICAL MARIJUANA LICENSE HOLDER:

Broken Arrow Herbal Center, Inc.

By:	/s/ Alan B. Abrams
Name:	Alan B. Abrams
Its:	Chairman

LANDLORD:

CHINO VALLEY PROPERTIES, LLC.

By:	/s/ Bryan McLaren
Name:	Bryan McLaren
Its:	Authorized Agent

Date: 2/16/16               , 2016

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

EXHIBIT A: PROPERTY SITE AND DESCRIPTION

Parcel ID:	306-14-008-M

Property Address:	2144 & 2148 N. Road 1 East Chino Valley, AZ 83462

Property:	Chino Valley Cultivation Site; Approximately 11 acres.

Premises:	20,000 square feet of completed Greenhouse, 10,000 square feet of completed Warehouse, 10,000 square feet of completed hoop houses, and approximately 5,000 square feet of residential & garage space.

The Authority to Operate (ATO) for the Cultivation Site will be held by Broken Arrow Herbal Center, Inc.

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EXHIBIT B: OUTLINE OF THE PREMISES

PHASE 1:	Existing Lease Agreement includes Greenhouse #1 approximately 10,000 square feet and Office Space of approximately 5,000 square feet for a total of 15,000 square feet.

PHASE 2:	Completion of the following expanded developments for 25,000 square feet total:
A.)	Utility expansion in coordination with APS to increase 3,000 amps service to property
B.)	Addition of a new Injection Well/Drywell
C.)	Septic Tank Permitting and Installation
D.)	New Warehouse structure approximately 10,000 square feet in operation space

PHASE 3:	Completion of the following expanded developments for 45,000 square feet total:
A.)	Renovation to existing Greenhouse #2, which is currently a shell structure
B.)	Renovation to the “Hoop Houses” west of the proposed Warehouse

TBD PHASE 4: Completion of Greenhouse #3, #4, #5, and #6 along with landscaping for interior.

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EXHIBIT C: ADDITIONAL LEASE TERMS

Lease:	Triple Net (NNN), meaning that all rent to be paid to Landlord shall be absolutely net to Landlord so that the Lease shall yield net to Landlord the rent to be paid each month during the term of the Lease, and Tenant shall pay either directly or as reimbursement to Landlord for all costs, expenses and obligations of every kind or nature whatsoever relating to the Premises which may arise or become due during the term of the Lease, including, without limitation, all costs and expenses of operation, maintenance, ownership, repairs (including capital repairs), replacements (including capital replacements), utilities, insurance and taxes (including real estate taxes and assessments, but excluding Landlord’s personal income taxes) relating to the Premises.

Premises:	45,000 Square Feet within the approximately 11 Acre Licensed Cultivation Site

Lease Term:	The Length of the Lease will be unchanged from the existing Lease Agreement

Amended Rental Schedule:	See Exhibit D

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14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

EXHIBIT D: AMENDED RENTAL SCHEDULE

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EXHIBIT E: TOWN OF CHINO VALLEY PPDRP SUBMITTAL

WWW.ZONEDPROPERTIES.COM

877-360-8839

PLANNED AREA DEVELOPMENT APPLICATION

Name of Applicant: "Zoned Properties, Inc." on behalf of "Chino Valley Properties, LLC" & "ABA Enterprises, LLC"

Mailing Address: 14300 N. Northsight Blvd #208, Scottsdale, AZ, 85260

Phone Number: 602-628-7690                                                    Email: Bryan@zonedproperties.com

Name of Property Owner/s: Chino Valley Properties, LLC & ABA Enterprises, LLC

Mailing Address: 14300 N. Northsight Blvd #208, Scottsdale, AZ, 85260

Phone Number: 602-628-7690                                                    Email: Bryan@zonedproperties.com

Name of Architect: David Cintron (DAC Studios, Ltd.)

Mailing Address: 14300 N. Northsight Blvd #208, Scottsdale, AZ, 85260

Phone Number: 312.491.9069                                                    Email: dac@dacstudios.com

Name of Engineer: __________________________________________________________________________

Mailing Address: ___________________________________________________________________________

Phone Number: ______________________                      Email: ____________________

Site Location: 2144 N. Road 1 East, Chino Valley, AZ       APN/S: 306-14-008H, 306-14-008K, 306-14-008M

Gross Area: ~58.3 Acres                                   Net Area: _________________________ Density: ______________

Total No. of Lots: 3

Description of requested use:

Phased Protected Development Right Plan - 5 Years. Please See Attachment.

Project Narrative:

Phased Protected Development Right Plan - 5 Years. Please See Attachment.

Application Fees:

PAD with Rezoning: Requires an $800.00 application fee along with $20.00 per lot and $115 per advertisement.

Applicant Signature:	/s/ Bryan McLaren	01-25-2016
Date

Owner Signature:	/s/ Bryan McLaren	01-25-2016
Date

2015 Aug	Page 2 of 2

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Hand Delivered

January 25, 2016

Ms. Ruth Mayday

Development Services

Director Town of Chino Valley

1982 Voss Drive

Chino Valley, AZ 86323

Dear Ms. Mayday:

Zoned Properties, Inc. on behalf of ABA Enterprises, LLC and Chino Valley Properties, LLC (“Property Owners”) is pleased to submit to you the attached Project Narrative and Phased Protected Development Right Plan (“PPDRP”) in support of our request to the Town of Chino Valley (“Town”) for a Five Year Phased Protected Development Right Plan.

We have reviewed the Town’s Fee Schedule and understand that there is not an established fee for this type of application. Please let me know what the application fee for this proposal is, and I will be happy to send you a check.

It is my understanding that at the February 9, 2016 meeting of the Town Council, the Council Members may be discussing the proposed changes to the Chino Valley Unified Development Ordinance regarding Medical Marijuana (“MMJ”). As you know, over the past few months our development team has made presentations to the Planning & Zoning Commission and Town Council regarding the proposed changes to the Chino Valley MMJ zoning ordinance and, more specifically, how a PPDRP can be used to preserve the expansion rights of our existing MMJ businesses in Chino Valley. It might be appropriate to include our PPDRP on the Council's agenda for action at the meeting on the 9th. In our opinion, approval of the PPRDP by the Town Council “will promote reasonable certainty, stability and fairness in the land use planning and regulatory process and secure the reasonable investment backed expectations of the landowner.” (A.R.S. §96 1202(F)

Thank you for your review of the enclosed materials. Please contact me at 602-628-7690 or Ralph Pew at 480-461-4670 if you have any questions or comments. We look forward to working collaboratively with the Town staff, Planning & Zoning Commission and Town Council to create development strategies, which will serve the interests of the Town and the Property Owners.

Sincerely,

/s/ Bryan McLaren

Bryan McLaren

Zoned Properties, Inc.

www.zonedproperties.com

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

PHASED PROTECTED DEVELOPMENT RIGHT PLAN

PROJECT NARRATIVE

FOR 58.30 ACRES

SEC OF Arizona State Route 89 and Road 3 1/2 North

Submitted on behalf of:
ABA Enterprises, LLC
&
Chino Valley Properties, LLC

Submitted by:
Bryan McLaren
Zoned Properties, Inc.,
14300 N. Northsight Blvd., Suite 208
Scottsdale, AZ 85260
602-628-7690
bryan@zonedproperties.com

Submitted to:
The Town of Chino Valley (“Town”)
Development Services
Planning and Zoning Division
1982 Voss Drive
Chino Valley, AZ 86323

Submitted: January 25, 2016

www.zonedproperties.com

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Purpose of Request

Zoned Properties, Inc. on behalf of ABA Enterprises, LLC and Chino Valley Properties, LLC (“Property Owners”), is pleased to submit this project narrative to the Town of Chino Valley in support of an application for a Phased Protected Development Right Plan (“PPDRP”) on 58.30 acres. The PPDRP includes this project narrative and all exhibits described herein. The property, shown below in red, is known as Yavapai County parcels #306-14-008H, 306-14-008K and 306-14-008M (“the Property”). Legal descriptions for the three parcels are attached as Exhibits A, B and C of this narrative. The Property Owners are filing an application for PPDRP consistent with the enabling authority available to the Town in A.R.S §9-1201 et seq. Pursuant to Arizona Revised Statutes §9-1202(C), a more detailed site plan for each phase of the PPDRP will be submitted prior to the development of each phase.

www.zonedproperties.com

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Description of Proposal

As shown on the Phased Protected Development Right Plan, Exhibit D of this narrative, the Property Owners are proposing to develop the site in three different phases, identified on the PPDRP as Phases 1, 2 and 3.

The first phase includes the existing and planned expansion of a licensed medical marijuana cultivation facility. Additional uses for phase one include a hay farm, vineyard and a solar power array.

The second phase of development will include expansions of the hay farm and vineyard established in phase one, an additional solar power array, and a residential housing project.

The third and final phase of development will include another solar power array, an additional licensed medical marijuana cultivation facility and additional residential housing.

Every land use element of a previous phase of the PPDRP is not required to be completely built out before a new phase could begin.

As previously noted, a more detailed plan for each phase of the PPDRP will be submitted prior to the development of each phase for site plan approval by the Town.

Relationship to Surrounding Properties and Existing Zoning

The project site is on the east side of State Route 89, south of Road 3 1/2 North and west of Road 1 East.

	Zoning Classification	Use
Project Site	CH and CL/AR--5	Agricultural/ Medical Marijuana Cultivation
North	Heavy Commercial and Agricultural/Residential	Landscape Supply/Vineyard
South	Light Commercial and Residential 1 du/ac	Vacant/Residential
East	Single Family Residential 2.5 du/ac	Road 1 East/Residential
West	Light Commercial	Frontage/ State Route 89

www.zonedproperties.com

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

As demonstrated by the graphic above, the project site is bound by roadways on three sides, and mostly commercially zoned properties. There is residentially zoned property to the south and on the east side of Road 1 East.

Development Schedule

As shown on the PPDRP, this project will be developed in three phases. Per Arizona Revised Statute §9-1203(A), as a phased development, the development rights established with the approval of this PPDRP would be valid for five years. However, as outlined in A.R.S. §9-1203(B), the Town may extend the duration period for two additional years if a longer time period is warranted by “all relevant circumstances, including the size, type and phasing of the development on the property, the level of investment of the landowner, economic cycles and market conditions.” However, the protected development right shall not remain established for more than seven years.

Public Utilities and Services

Utilities and services to the development will be provided as follows:

Utility	Provider
Water	Pumped Well Access
Wastewater	Septic
Electricity	Arizona Public Service
Gas	Southwest Gas
Cable	Cable One
Telephone	n/a
Police	Chino Valley Police Department
Fire	Chino Valley Fire Department

Development Team

Applicant:	Zoned Properties, Inc.
14300 N. Northsight Blvd., Suite 208
Scottsdale, AZ 85260
Bryan McLaren
602-628-7690

Property Owners:	ABA Enterprises, LLC & Chino Valley Properties, LLC
c/o Zoned Properties, Inc.
14300 N. Northsight Blvd., Suite 208
Scottsdale, AZ 85260

www.zonedproperties.com

Bryan McLaren	14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

Land Use Counsel:	Pew & Lake, PLC
1744 South Val Vista Drive, Suite 217
Mesa, AZ 85204 W. Ralph Pew
480-461-4670

Conant Law Office
2398 East Camelback, Suite 925
Phoenix, AZ 85016
Paul Conant
602-508-9010

Effective Date

Pursuant to ARS. §9-1202(G), this PPDRP will be deemed established and effective with respect to the Property upon its approval by the Chino Valley Town Council on February 9, 2016.

Conclusion

Approval of this PPDRP will allow for the continued development of a well-designed Commercial enterprise, which includes renewable energy sources, residential housing, Licensed Medical Marijuana Facilities and diverse agricultural facilities. The Property Owners look forward to working with the Town to develop the planning and legal framework, which will implement this phased development vision.

www.zonedproperties.com

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

EXHIBIT A

www.zonedproperties.com

Parcel H, Exhibit A	2015-0043367 SWD
09/10/2015 10:56:11 AM Page 3 of 3

Escrow No. 68150793-068-BR

LEGAL DESCRIPTION

All that portion of the Southeast quarter of Section 10, Township 16 North, Range 2 West, of the Gila and Salt River Base and Meridian, Yavapai County, Arizona, as described in Book 4644 of Official Records, page 294, on file in the office of the Yavapai County Recorder and further shown on the Record of Survey recorded in Book 103 of Land Surveys, Page 81, on file in the office of the Yavapai County Recorder, said portion thereof being more particularly described as follows:

Commencing at the Southeast corner of said Section 10;

Thence North 00 degrees 12 minutes 00 seconds West, a distance of 686.48 feet to a point on the East line of said Section 10 and the centerline of Road 1 East in the Town of Chino Valley, Arizona;

Thence South 89 degrees 47 minutes 42 seconds West, a distance of 25,00 feet, to a point on the West right of way line of said Road 1 East;

Thence continuing South 89 degrees 47 minutes 42 seconds West, a distance of 761.32 feet; Thence North 00 degrees 13 minutes 03 seconds West, a distance of 277.13 feet;

Thence South 89 degrees 57 minutes 43 seconds West, a distance of 352.05 feet, to the POINT OF BEGINNING;

Thence continuing South 89 degrees 57 minutes 43 seconds West, a distance of 370.43 feet, to a point on the East right of way line of U. S. Highway 89;

Thence North 02 degrees 42 minutes 45 seconds East, a distance of 1661.30 feet, along the said East right of way line of U. S. Highway 89, said right of way being 200.00 feet in width;

Thence North 89 degrees 58 minutes 46 seconds East, a distance of 302.20 feet, to the beginning of a tangent curve, concave to the South, with a radius of 1304.26 feet, the radius point of which bears South 00 degrees 01 minutes 14 seconds East;

Thence Easterly along said curve, through a delta angle of 02 degrees 59 minutes 40 seconds, an arc distance of 68.16 feet, the chord bearing of which is South 88 degrees 31 minutes 24 seconds East, with a chord distance of 68.16 feet;

Thence South 02 degrees 42 minutes 45 seconds West, a distance of 1659.41 feet, to the POINT OF BEGINNING.

Lgldescr

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

EXHIBIT B

www.zonedproperties.com

Parcel K, Exhibit B	2015-0043372 SWD
09/10/2015 11:10:40 AM Page 3 of 4

Escrow No. 68150794-068-BR

LEGAL DESCRIPTION

All that portion of the Southeast quarter of Section 10, Township 16 North, Range 2 West, of the Gila and Salt River Base and Meridian, Yavapai County, Arizona, as described in Book 4644 of Official Records, Page 294, on file in the office of the Yavapai County Recorder and further shown on the Record of Survey recorded in Book 103 of Land Surveys, Page 81, on file in the office of the Yavapai County Recorder, said portion thereof being more particularly described as follows:

Commencing at the Southeast comer of said Section 10;

Thence North 00 degrees 12 minutes 00 seconds West, a distance of 686,48 feet to a point on the East line of said Section 10 and the centerline of Road 1 East in the Town of Chino Valley, Arizona;

Thence South 89 degrees 47 minutes 42 seconds West, a distance of 25.00 feet, to a point on the West right of way line of said Road 1 East;

Thence continuing South 89 degrees 47 minutes 42 seconds West, a distance of 761.32 feet; Thence North 00 degrees 13 minutes 03 seconds West, a distance of 277.13 feet;

Thence South 89 degrees 57 minutes 43 seconds West, a distance of 47.73 feet, to the POINT OF BEGINNING; Thence continuing South 89 degrees 57 minutes 43 seconds West, a distance of 304.32 feet;

Thence North 02 degrees 42 minutes 45 seconds East, a distance of 1659.41 feet, to the beginning of a non-tangent curve, concave to the Southwest, with a radius of 1304.26 feet, the radius point of which bears South 02 degrees 58 minutes 26 seconds West;

Thence Southeasterly along said curve, through a delta angle of 04 degrees 49 minutes 41 seconds, an arc distance of 109.91 feet, the chord bearing of which is South 84 degrees 36 minutes 43 seconds East, with a chord distance of 109.87 feet, to a point of reverse curve, concave to the Northeast, with a radius of 1382.26 feet, the radius point of which bears North 07 degrees 48 minutes 07 seconds East;

Thence Southeasterly along said curve, through a delta angle of 07 degrees 49 minutes 21 seconds, an arc distance of 188,72 feet, the chord bearing of which is South 86 degrees 06 minutes 33 seconds East, with a chord distance of 188.57 feet;

Thence North 89 degrees 58 minutes 46 seconds East, a distance of 193.04 feet;

Thence South 00 degrees 12 minutes 00 seconds East, a distance of 777.65 feet, to the beginning of a tangent curve, concave to the Northwest, with a radius of 15.50 feet, the radius point of which bears South 89 degrees 48 minutes 00 seconds West;

Thence Southwesterly along said curve, through a delta angle of 146 degrees 05 minutes 10 seconds, an arc distance of 39,52 feet, the chord bearing of which is South 72 degrees 50 minutes 35 seconds West, with a chord distance of 29.65 feet, to a point of reverse curve, concave to the Southeast, with a radius of 50.00 feet, the radius point of which bears South 55 degrees 53 minutes 10 seconds West;

Thence Southerly along said curve, through a delta angle of 246 degrees 36 minutes 10 seconds, an arc distance of 215.20 feet, the chord bearing of which is South 22 degrees 35 minutes 05 seconds West, with a chord distance of 83.58 feet;

LgIdescr

2015-0043372 SWD
09/10/2015 11:10:40 AM Page 4 of 4

Thence South 00 degrees 12 minutes 00 seconds East, a distance of 335.33 feet;

Thence South 89 degrees 57 minutes 43 seconds West, a distance of 102.06 feet;

Thence South 01 degrees 05 minutes 30 seconds West, a distance of 255.06 feet;

Thence South 89 degrees 57 minutes 43 seconds West, a distance of 69.69 feet;

Thence South 02 degrees 43 minutes 15 seconds West, a distance of 31.98 feet, to the beginning of a tangent curve, concave to the Northwest, with a radius of 52.00 feet, the radius point of which bears North 87 degrees 16 minutes 45 seconds West;

Thence Southwesterly along said curve, through a delta angle of 60 degrees 35 minutes 42 seconds, an arc distance of 54,99 feet, the chord bearing of which is South 33 degrees 01 minutes 06 seconds West, with a chord distance of 52.47 feet;

Thence South 00 degrees 50 minutes 00 seconds West, a distance of 104.35 feet, to the POINT OF BEGINNING.

LgIdescr

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

EXHIBIT C

www.zonedproperties.com

Parcel M, Exhibit C	2015-0043403 SWD
09/10/2015 11:50:01 AM Page 3 of 4

Escrow No. 68150795-068-BR

LEGAL DESCRIPTION

All that portion of the Southeast quarter of Section 10, Township 16 North, Range 2 West, of the Gila and Salt River Base and Meridian, Yavapai County, Arizona, as described in Book 4644 of Official Records, Page 294, on file in the office of the Yavapai County Recorder and further shown on the Record of Survey recorded in Book 103 of Land Surveys, Page 81, on file in the office of the Yavapai County Recorder, said portion thereof being more particularly described as follows;

Commencing at the Southeast corner of said Section 10;

Thence North 00 degrees 12 minutes 00 seconds West, 686,48 feet to a point on the East line of said Section 10 and the centerline of Road 1 East in the Town of Chino Valley, Arizona;

Thence South 89 degrees 47 minutes 42 seconds West, a distance of 25.00 feet, to a point on the West right-of-way line of said Road 1 East;

Thence continuing South 89 degrees 47 minutes 42 seconds West, a distance of 25.00 feet, to the POINT OF BEGINNING;

Thence North 00 degrees 12 minutes 00 seconds West, 25,00 feet West of and parallel to the said West right of way line of said Road I East, a distance of 1908.96 feet;

Thence South 89 degrees 58 minutes 46 seconds West, a distance of 513.66 feet;

Thence South 00 degrees 12 minutes 00 seconds East, a distance of 777.65 feet, to the beginning of a tangent curve, concave to the Northwest, with a radius of 15.50 feet, the radius point of which bears South 89 degrees 48 minutes 00 seconds West;

Thence Southwesterly along said curve, through a delta angle of 146 degrees 05 minutes 10 seconds, an arc distance of 39.52 feet, the chord bearing of which is South 72 degrees 50 minutes 35 seconds West, with a chord distance of 29.65 feet, to a point of reverse curve, concave to the Southeast, with a radius of 50.00 feet, the radius point of which bears South 55 degrees 53 minutes 10 seconds West;

Thence Southerly along said curve, through- a delta angle of 246 degrees 36 minutes 10 seconds, an arc distance of 215,20 feet, the chord bearing of which is South 22 degrees 35 minutes 05 seconds West, with a chord distance of 83,58 feet;

Thence South 00 degrees 12 minutes 00 seconds East, a distance of 335.33 feet;

Thence South 89 degrees 57 minutes 43 seconds West, a distance of 102.06 feet;

Thence South 01 degrees 05 minutes 30 seconds West, a distance of 255.06 feet;

Thence South 89 degrees 57 minutes 43 seconds West, a distance of 69.69 feet;

Thence South 02 degrees 43 minutes 15 seconds West, a distance of 31.98 feet, to the beginning of a tangent curve, concave to the Northwest, with a radius of 52.00 feet, the radius point of which bears North 87 degrees 16 minutes 45 seconds West;

Thence Southwesterly along said curve, through a delta angle of 60 degrees 35 minutes 42 seconds, an arc distance of 54,99 feet, the chord bearing of which is South 33 degrees 01 minutes 06 seconds West, with a chord distance of 52.47 feet;

I.gldescr

2015-0043403 SWD
09/10/2015 11:50:01 AM Page 4 of 4

Thence South 00 degrees 50 minutes 00 seconds West, a distance of 104.35 feet;

Thence North 89 degrees 57 minutes 43 seconds East, a distance of 47.73 feet;

Thence South 00 degrees 13 minutes 03 seconds East, a distance of 277,13 feet;

Thence North 89 degrees 47 minutes 42 seconds East, a distance of 736,32 feet, to the POINT OF BEGINNING.

14300 N. Northsight Blvd #208 Scottsdale, AZ 85260

EXHIBIT D

www.zonedproperties.com

Rd 3-1/2 N NE
Phase 1: Hay Farm
Phase 1: Vineyard
Phase 3: Residential
Phase 3: Proposed MMJ Operation
Phase 3: Ground based Solar Power Generation Tracking Array
Phase 2: Vineyard
Phase 1: Ground based Solar Power Generation Tracking Array
Phase 2: Hay Farm
Phase 1: Existing MMJ Operation
Phase 2: Ground based Solar Power Generation Tracking Array
Phase 2: Residential
89
HWY 89
ROAD 1

Property Owner / Parcel Number (Zoning Designation):

ABA Enterprises, LLC / APN 306-14-008H (Commercial Light/AR-5)
Chino Valley Properties, LLC / APN 306-14-008K (Commercial Heavy)
Chino Valley Properties, LLC / APN 306-14-008M (Commercial Light/AR-5)

Utility Provider:

Water	Pumped Well Access
Sewer	Septic
Electricity	APS
Gas	Southwest Gas
Cable	Cable One
Telephone	N/A
Police	Chino Valley Police Department
Fire	Chino Valley Fire Department

Legal Description:

See Exhibits A, B and C

General Notes:

Pursuant to A.R.S. §9-1202(C), a more detailed plan for each phase of the plan will be submitted prior to the development of each phase.

Land Use Schedule		
Phased Use	Area	Acreage
	0.00 SF	0.00
	0.00 SF	0.00
Phase 1: Existing MMJ Operation	66,568.19 SF	1.53
Phase 1: Ground based Solar Power Generation Tracking Array	385,006.84 SF	8.86
Phase 1: Hay Farm	254,494.79 SF	5.84
Phase 1: Vineyard	229,381.73 SF	5.27
P1	936,441.54 SF	21.50
Phase 2: Ground based Solar Power Generation Tracking Array	172,232.32 SF	3.95
Phase 2: Hay Farm	361,404.51 SF	8.30
Phase 2: Residential	213,731.24 SF	4.84
Phase 2: Vineyard	200,568.82 SF	4.61
P2	947,936.95 SF	21.76
Phase 3: Ground based Solar Power Generation Tracking Array	192,533.84 SF	4.42
Phase 3: Proposed MMJ Operation	267,071.46 SF	6.13
Phase 3: Residential	195,346.36 SF	4.48
P3	654,950.86 SF	15.04
Grand total: 14	2,536,249.29 SF	58.30

Proposed MMJ Operation

Existing MMJ Operation

Existing Building To Remain

Proposed Building Expansion

Master Site Plan
1" = 100'-0"

DAC Studios, Ltd.
Design - Architecture - Construction

ZONED PROPERTIES INC

Regional Map
1/2" = 1'-0"

CHINO VALLEY PROPERTIES LLC
Chino Valley PPDRP Drawings

Exhibit D
Phased Protected Development Right Plan
5 Year

Project number	
Date	
Drawn by	DAC
Checked by	DAC

C1

WA307678 - CHINO VALLEY PROPERTIES
2148 N. ROAD 1 EAST

FINAL
APS DESIGN
11/13/2015

DESIGN CENTER

HWY 89
ROAD 1 EAST
APN:306-14-008K
APN:306-14-008M
PHASE 3 - GREEN HOUSE
PHASE 2 - GREEN HOUSE
EAST GREEN HOUSE
EAST GREEN HOUSE
1000 KVA - ABC
TX734929
P743754
RED CINDER RD.

CONSTRUCTION NOTES:

PRIMARY ID
NTS
Substation: CHINO VALLEY
Feeder: CV 06
Fuse Size: 65K
HWY 89
P743754
1000 KVA - ABC
TX734929
N. ROAD 1 EAST
RED CINDER RD.

CLEAR ZONE AROUND TRANSFORMER
REAR
FRONT

ELECTRICAL CONDUIT CLEARANCES UNDER STORM DRAIN OR PIPE CULVERT N.T.S.

TRANSFORMER ORDER (UNDERGROUND THREE PHASE TRANSFORMER)								
OPERATING NO	KVA	[illegible]	PHASING	EQUIPMENT NO	SERIAL NO	INSTALLED VOLTAGE PRIMARY	SECONDARY	ADDRESS
[illegible]	[illegible]	[illegible]	[illegible]			[illegible]	[illegible]	[illegible]

JOINT USE TRENCH DETAILS

ARIZONA BLUE STAKE
Dial 811 or
602-263-1100
1-800-STAKE-IT

APS SYMBOLS LEGEND

APS UTILITIES KEY

CHINO VALLEY PROPERTIES
2148 N. ROAD 1 EAST

CUSTOMER COPY